Exhibit 99.1
NEWS RELEASE
800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com
DRAFT — NOT FOR RELEASE 2-9-09 — PM
Allegheny Energy Reports Financial Results for Fourth Quarter, Full Year 2008
GREENSBURG, Pa., February 11, 2009 — Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the three months and twelve months ended December 31, 2008.

	$ millions		Per share
	2008	2007	2008	2007
Three Months Ended December 31
Consolidated net income-GAAP	$16.2	$110.4	$0.10	$0.65
Adjusted net income	87.1	78.6	0.51	0.46

Twelve Months Ended December 31
Consolidated net income-GAAP	$395.4	$412.2	$2.33	$2.43
Adjusted net income	391.1	384.8	2.30	2.26
Adjusted net income for the fourth quarter of 2008 excludes a net unrealized pre-tax loss of $116.3 million from economic hedges that do not qualify for hedge accounting. Adjusted results for the fourth quarter of 2007 excluded earnings resulting from a litigation settlement with Merrill Lynch & Co., Inc.
Adjusted net income is a non-GAAP financial measure. For information on adjustments and the calculation of adjusted net income for all periods, see the attached reconciliations of non-GAAP financial measures.
“Earnings in the quarter benefited from increased plant output and reduced operating costs, partially offset by higher coal expense,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy.
“In 2008, we dramatically reduced regulatory uncertainty by resolving cost recovery issues in Virginia and West Virginia and obtaining key approvals for both our TrAIL transmission project and Pennsylvania rate mitigation plan. Given the state of the economy and conditions in the commodity markets, we expect 2009 to be a very challenging year. We’ll especially focus on controlling costs and maintaining strong liquidity during the year, while also completing our scrubber projects and keeping transmission expansion on track.”

Fourth Quarter Consolidated Results
Adjusted net income for the fourth quarter of 2008 increased $8.5 million compared to the same period in 2007. Key factors contributing to the results include:
•	Adjusted operating revenues increased $37.8 million compared to the fourth quarter of 2007, reflecting higher generation output and the effects of marketing contracts, hedging activities and capacity prices.

•	Fuel and deferred energy expense increased in total $33.3 million, reflecting higher coal costs, partially offset by a fuel and energy cost recovery clause in West Virginia.

•	Operations and maintenance expense decreased $17.1 million, due to lower special maintenance expense at power plants.

•	Interest expense decreased $3.5 million compared to adjusted interest expense in the fourth quarter of 2007, primarily due to lower interest rates and an increase in capitalized interest.

•	Adjusted income taxes increased $19.9 million, reflecting an increase in adjusted pre-tax income and a higher effective tax rate.
Adjusted EBITDA for the fourth quarter of 2008 was $268.3 million, an increase of $24.7 million compared to adjusted EBITDA for the same quarter of the prior year. EBITDA is a non-GAAP financial measure. The calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.
Fourth Quarter Segment Results
Three Months Ended December 31
($ millions)

	2008	2007
Generation and Marketing:
Net income — GAAP	$7.6	$84.4
Adjusted net income	78.5	52.6

Delivery and Services:
Net income — GAAP	$8.6	$26.0
Adjusted net income	8.6	26.0
Adjusted net income for the Generation and Marketing segment in the fourth quarter of 2008 excludes the unrealized losses previously discussed. The segment’s adjusted results for the fourth quarter of 2007 exclude earnings resulting from the Merrill Lynch litigation settlement. There were no adjustments in the Delivery and Services segment for the fourth quarter in either year.

Generation and Marketing: Adjusted net income increased $25.9 million compared to the same period a year earlier. Key factors contributing to the results for the fourth quarter of 2008 include increased plant output, the effects of marketing contracts, hedging activities and capacity prices, lower special maintenance costs and lower interest expense, partially offset by higher coal costs and higher income taxes.
Delivery and Services: Net income decreased $17.4 million compared to the same quarter of the prior year. Results were adversely impacted by the expiration of an earnings benefit related to stranded cost recovery, lower retail electric sales, increased interest expense and a higher effective tax rate, partially offset by revenues from transmission expansion, customer growth and favorable weather.
Twelve-Month Results
Consolidated adjusted net income for the year increased $6.3 million compared to 2007. Adjusted net income for the Generation and Marketing segment increased $72.9 million in 2008, due primarily to higher market prices and generation rates. This increase was largely offset by a $66.6 million decrease in adjusted net income in the Delivery and Services segment, reflecting a significant under-recovery of purchased power costs in Virginia. A settlement agreement approved by Virginia regulators in November 2008 provides for the recovery of purchased power costs in 2009 and beyond.
Segment results for 2008 were:
Twelve Months Ended December 31
($ millions)

	2008	2007
Generation and Marketing:
Net income — GAAP	$344.3	$294.5
Adjusted net income	340.0	267.1

Delivery and Services:
Net income- GAAP	$51.1	$117.7
Adjusted net income	51.1	117.7
Adjusted net income for 2008 in the Generation and Marketing segment excludes unrealized gains and losses associated with economic hedges previously discussed. Adjusted net income for 2007 in the Generation and Marketing segment excludes the impact of the Merrill Lynch settlement. There were no adjustments in the Delivery and Services segment in either year.

Reconciliation of Non-GAAP Financial Measures
This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.
Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA is necessarily comparable to similarly titled measures provided by other companies.
Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.
Investor Conference Call
Allegheny Energy will discuss these results in a live Internet broadcast at 1:00 p.m. Eastern Standard Time on Wednesday, February 11, 2009. To listen to the broadcast, visit www.alleghenyenergy.com. A taped replay will be available after the live broadcast.
Allegheny Energy
Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.
Forward-Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.
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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2008	2007	2008	2007
Operating revenues	$707,836	$786,321	$3,385,916	$3,307,020
Operating expenses:
Fuel	286,619	221,730	1,080,861	930,788
Purchased power and transmission	92,831	99,586	395,566	393,182
Deferred energy costs, net	(35,641)	(4,060)	(63,697)	(10,108)
Operations and maintenance	164,021	181,136	674,914	687,050
Depreciation and amortization	67,446	67,559	273,912	277,014
Taxes other than income taxes	55,173	53,552	214,855	211,806

Total operating expenses	630,449	619,503	2,576,411	2,489,732

Operating income	77,387	166,818	809,505	817,288
Other income (expense), net	6,944	9,188	22,287	36,778
Interest expense and preferred dividends of subsidiary	56,842	5,603	231,936	187,926

Income before income taxes and minority interest	27,489	170,403	599,856	666,140
Income tax expense	11,548	59,325	203,966	250,805
Minority interest in net income (loss) of subsidiaries	(267)	668	443	3,121

Net income	$16,208	$110,410	$395,447	$412,214

Common share data:
Weighted average common shares outstanding:
Basic	169,133	166,607	168,459	166,022
Diluted	169,891	169,752	169,991	169,468

Basic income per common share	$0.10	$0.66	$2.35	$2.48

Diluted income per common share	$0.10	$0.65	$2.33	$2.43

Dividends per common share	$0.15	$0.15	$0.60	$0.15

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of December 31,
(In thousands)	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$362,145	$258,750
Accounts receivable:
Customer	188,309	195,545
Unbilled utility revenue	122,695	110,569
Wholesale and other	69,580	57,626
Allowance for uncollectible accounts	(13,280)	(14,252)
Materials and supplies	115,107	103,075
Fuel	128,238	72,506
Deferred income taxes	68,510	286,440
Prepaid taxes	44,766	48,343
Collateral deposits	43,983	59,527
Derivative assets	112,360	29
Restricted funds	36,787	47,501
Regulatory assets	150,700	73,299
Other	74,532	16,001

Total current assets	1,504,432	1,314,959

Property, Plant and Equipment, Net:
Generation	6,107,344	5,992,919
Transmission	1,171,716	1,126,657
Distribution	3,944,068	3,761,438
Other	463,377	452,525
Accumulated depreciation	(4,994,099)	(4,795,925)

Subtotal	6,692,406	6,537,614
Construction work in progress	1,309,790	658,966

Total property, plant and equipment, net	8,002,196	7,196,580

Investments and Other Assets:
Goodwill	367,287	367,287
Restricted funds—Fort Martin scrubber project	133,346	347,023
Investments in unconsolidated affiliates	27,955	27,875
Other	19,695	15,974

Total investments and other assets	548,283	758,159

Deferred Charges:
Regulatory assets	687,696	601,603
Other	67,335	35,288

Total deferred charges	755,031	636,891

Total Assets	$10,809,942	$9,906,589

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

	As of December 31,
(In thousands, except share amounts)	2008	2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$10,000
Long-term debt due within one year	93,848	95,367
Accounts payable	374,229	380,688
Accrued taxes	119,520	83,580
Payable to PJM for FTRs	110,774	—
Derivative liabilities	22,153	14,117
Regulatory liabilities	69,208	4,029
Accrued interest	58,048	65,583
Security deposits	46,166	38,976
Other	109,643	95,163

Total current liabilities	1,003,589	787,503

Long-term Debt	4,115,921	3,943,947
Deferred Credits and Other Liabilities:
Derivative liabilities	11,886	12,815
Income taxes payable	75,669	68,050
Investment tax credit	65,768	69,353
Deferred income taxes	1,276,244	1,345,953
Obligations under capital leases	39,511	38,765
Regulatory liabilities	522,741	488,393
Pension and other postretirement employee benefit plan liabilities	578,440	324,320
Adverse power purchase commitment	132,334	149,799
Other	132,185	129,098

Total deferred credits and other liabilities	2,834,778	2,626,546

Minority Interest	4,864	13,241
Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260 million shares authorized and 169,413,887 and 167,273,069 shares issued at December 31, 2008 and 2007, respectively	211,767	209,091
Other paid-in capital	1,952,440	1,924,072
Retained earnings	731,657	444,177
Treasury stock at cost—49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(43,318)	(40,232)

Total common stockholders’ equity	2,850,790	2,535,352

Total Liabilities and Stockholders’ Equity	$10,809,942	$9,906,589

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
RESULTS BY BUSINESS SEGMENT
THREE MONTHS ENDED DECEMBER 31, 2008 and 2007
(unaudited)

	Delivery	Generation
	and	and
2008 (In millions)	Services	Marketing	Eliminations	Total
Operating revenues	$707.1	$437.2	$(436.5)	$707.8
Fuel	—	286.6	—	286.6
Purchased power and transmission	501.2	26.2	(434.6)	92.8
Deferred energy costs, net	(0.5)	(35.1)	—	(35.6)
Operations and maintenance	88.3	77.6	(1.9)	164.0
Depreciation and amortization	39.6	27.8	—	67.4
Taxes other than income taxes	36.2	19.0	—	55.2

Total operating expenses	664.8	402.1	(436.5)	630.4
Operating income	42.3	35.1	—	77.4
Other income (expense), net	4.9	2.0	—	6.9
Interest expense	25.1	31.7	—	56.8

Income before income taxes and minority interest	22.1	5.4	—	27.5
Income tax expense (benefit)	13.8	(2.2)	—	11.6
Minority interest in net income of subsidiaries	(0.3)	—	—	(0.3)

Net income	$8.6	$7.6	$—	$16.2

2007 (In millions)
Operating revenues	$700.4	$510.4	$(424.5)	$786.3
Fuel	—	221.7	—	221.7
Purchased power and transmission	491.3	30.9	(422.6)	99.6
Deferred energy costs, net	(2.3)	(1.7)	—	(4.0)
Operations and maintenance	85.9	97.1	(1.9)	181.1
Depreciation and amortization	40.7	26.9	—	67.6
Taxes other than income taxes	34.5	19.0	—	53.5

Total operating expenses	650.1	393.9	(424.5)	619.5
Operating income	50.3	116.5	—	166.8
Other income (expense), net	5.8	5.0	(1.6)	9.2
Interest expense and preferred dividends	18.6	(11.4)	(1.6)	5.6

Income before income taxes and minority interest	37.5	132.9	—	170.4
Income tax expense	11.5	47.8	—	59.3
Minority interest in net income of subsidiaries	—	0.7	—	0.7

Net income	$26.0	$84.4	$—	$110.4

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
RESULTS BY BUSINESS SEGMENT
YEAR ENDED DECEMBER 31, 2008 and 2007
(unaudited)

	Delivery	Generation
(In millions)	and	and
2008	Services	Marketing	Eliminations	Total
Operating revenues	$2,846.7	$2,279.2	$(1,740.0)	$3,385.9
Fuel	—	1,080.9	—	1,080.9
Purchased power and transmission	2,023.8	103.9	(1,732.1)	395.6
Deferred energy costs, net	7.3	(71.0)	—	(63.7)
Operations and maintenance	355.5	327.2	(7.9)	674.8
Depreciation and amortization	162.2	111.7	—	273.9
Taxes other than income taxes	141.8	73.1	—	214.9

Total operating expenses	2,690.6	1,625.8	(1,740.0)	2,576.4
Operating income	156.1	653.4	—	809.5
Other income (expense), net	15.1	9.7	(2.5)	22.3
Interest expense	95.9	138.5	(2.5)	231.9

Income before income taxes and minority interest	75.3	524.6	—	599.9
Income tax expense	23.8	180.3	—	204.1
Minority interest in net income of subsidiaries	0.4	—	—	0.4

Net income	$51.1	$344.3	$—	$395.4

2007
Operating revenues	$2,829.2	$2,141.3	$(1,663.5)	$3,307.0
Fuel	—	930.8	—	930.8
Purchased power and transmission	1,939.2	108.1	(1,654.1)	393.2
Deferred energy costs, net	(2.8)	(7.3)	—	(10.1)
Operations and maintenance	342.5	353.9	(9.4)	687.0
Depreciation and amortization	162.4	114.6	—	277.0
Taxes other than income taxes	134.0	77.8	—	211.8

Total operating expenses	2,575.3	1,577.9	(1,663.5)	2,489.7
Operating income	253.9	563.4	—	817.3
Other income (expense), net	16.2	26.8	(6.2)	36.8
Interest expense and preferred dividends	74.0	120.2	(6.2)	188.0

Income before income taxes and minority interest	196.1	470.0	—	666.1
Income tax expense	78.4	172.4	—	250.8
Minority interest in net income of subsidiaries	—	3.1	—	3.1

Net income	$117.7	$294.5	$—	$412.2

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONSOLIDATED DATA FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(in millions, except per share data)
(unaudited)

	INCOME BEFORE
THREE MONTHS ENDED	INCOME TAXES AND		DILUTED INCOME
DECEMBER 31, 2008	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:
Income — GAAP Basis	$27.5	$16.2	$0.10

Adjustments:
Net unrealized loss associated with economic hedges[1]	116.3	70.9

Adjusted Income	$143.8	$87.1	$0.51

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$16.2
Interest expense		56.8
Income tax expense		11.6
Depreciation and amortization		67.4

EBITDA		152.0
Net unrealized loss associated with economic hedges[1]		116.3

Adjusted EBITDA		$268.3

	INCOME BEFORE
THREE MONTHS ENDED	INCOME TAXES AND		DILUTED INCOME
DECEMBER 31, 2007	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$170.4	$110.4	$0.65

Adjustments:
Merrill Lynch interest accrual reversal and minority interest expense removal[2]	(54.7)	(31.8)

Adjusted Income	$115.7	$78.6	$0.46

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$110.4
Interest expense		5.6
Income tax expense		59.3
Depreciation and amortization		67.6

EBITDA		242.9
Merrill Lynch minority interest expense removal[2]		0.7

Adjusted EBITDA		$243.6

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT DATA FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(in millions)
(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
	INCOME BEFORE		INCOME BEFORE
THREE MONTHS ENDED	INCOME TAXES AND	NET	INCOME TAXES AND	NET
DECEMBER 31, 2008	MINORITY INTEREST	INCOME	MINORITY INTEREST	INCOME

Calculation of Adjusted Income:
Income — GAAP Basis	$22.1	$8.6	$5.4	$7.6

Adjustments:
Net unrealized loss associated with economic hedges[1]	—	—	116.3	70.9

Adjusted Income	$22.1	$8.6	$121.7	$78.5

	DELIVERY AND SERVICES		GENERATION AND MARKETING
	INCOME BEFORE		INCOME BEFORE
THREE MONTHS ENDED	INCOME TAXES AND	NET	INCOME TAXES AND	NET
DECEMBER 31, 2007	MINORITY INTEREST	INCOME	MINORITY INTEREST	INCOME

Calculation of Adjusted Income:
Income — GAAP Basis	$37.5	$26.0	$132.9	$84.4

Adjustments:
Merrill Lynch interest accrual reversal and minority interest expense removal[2]	—	—	(54.7)	(31.8)

Adjusted Income	$37.5	$26.0	$78.2	$52.6

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONSOLIDATED DATA FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(in millions, except per share data)
(unaudited)

	INCOME BEFORE
YEAR ENDED	INCOME TAXES AND		DILUTED INCOME
DECEMBER 31, 2008	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$599.9	$395.4	$2.33

Adjustments:
Net unrealized gain associated with economic hedges[3]	(7.0)	(4.3)

Adjusted Income	$592.9	$391.1	$2.30

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$395.4
Interest expense		231.9
Income tax expense		204.1
Depreciation and amortization		273.9

EBITDA		1,105.3
Net unrealized gain associated with economic hedges[3]		(7.0)

Adjusted EBITDA		$1,098.3

	INCOME BEFORE
YEAR ENDED	INCOME TAXES AND		DILUTED INCOME
DECEMBER 31, 2007	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$666.1	$412.2	$2.43

Adjustments:
Merrill Lynch net interest accrual reversal and minority interest expense removal[4]	(51.5)	(27.4)

Adjusted Income	$614.6	$384.8	$2.26

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$412.2
Interest expense		188.0
Income tax expense		250.8
Depreciation and amortization		277.0

EBITDA		1,128.0
Merrill Lynch minority interest expense removal[4]		3.1

Adjusted EBITDA		$1,131.1

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT DATA FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(in millions)
(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
	INCOME BEFORE		INCOME BEFORE
YEAR ENDED	INCOME TAXES AND	NET	INCOME TAXES AND	NET
DECEMBER 31, 2008	MINORITY INTEREST	INCOME	MINORITY INTEREST	INCOME

Calculation of Adjusted Income:
Income — GAAP Basis	$75.3	$51.1	$524.6	$344.3

Adjustments:
Net unrealized gain associated with economic hedges[3]	—	—	(7.0)	(4.3)

Adjusted Income	$75.3	$51.1	$517.6	$340.0

	DELIVERY AND SERVICES		GENERATION AND MARKETING
	INCOME BEFORE		INCOME BEFORE
YEAR ENDED	INCOME TAXES AND	NET	INCOME TAXES AND	NET
DECEMBER 31, 2007	MINORITY INTEREST	INCOME	MINORITY INTEREST	INCOME

Calculation of Adjusted Income:
Income — GAAP Basis	$196.1	$117.7	$470.0	$294.5

Adjustments:
Merrill Lynch net interest accrual reversal and minority interest expense removal[4]	—	—	(51.5)	(27.4)

Adjusted Income	$196.1	$117.7	$418.5	$267.1

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(in millions)
(unaudited)

	THREE MONTHS	THREE MONTHS
ADJUSTED OPERATING REVENUE	ENDED DEC 31, 2008	ENDED DEC 31, 2007

Operating revenue:
As reported	$707.8	$786.3

Adjustments:
Net unrealized loss associated with economic hedges[1]	116.3	—

Adjusted operating revenue	$824.1	$786.3

ADJUSTED EXPENSES

Interest expense:
As reported	$56.8	$5.6

Adjustments:
Merrill Lynch interest accrual reversal[2]	—	54.7

Adjusted interest expense	$56.8	$60.3

Income tax expense:
As reported	$11.6	$59.3

Adjustments:
Income taxes related to net unrealized loss associated with economic hedges[1]	45.4	—
Income taxes related to Merrill Lynch interest accrual reversal[2]	—	(22.2)

Adjusted income tax expense	$57.0	$37.1

Minority interest expense (after tax):
As reported	($0.3)	$0.7

Adjustments:
Merrill Lynch minority interest expense removal[2]	—	(0.7)

Adjusted minority interest expense	($0.3)	$—

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
(in millions)
(unaudited)

	YEAR ENDED	YEAR ENDED
ADJUSTED OPERATING REVENUE	DEC 31, 2008	DEC 31, 2007

Operating revenue:
As reported	$3,385.9	$3,307.0

Adjustments:
Net unrealized gain associated with economic hedges[3]	(7.0)	—

Adjusted operating revenue	$3,378.9	$3,307.0

ADJUSTED EXPENSES

Interest expense:
As reported	$231.9	$187.9

Adjustments:
Merrill Lynch interest accrual reversal[4]	—	51.5

Adjusted interest expense	$231.9	$239.4

Income tax expense:
As reported	$204.1	$250.8

Adjustments:
Income taxes related to net unrealized gain associated with economic hedges[3]	2.7	—
Income taxes related to Merrill Lynch interest accrual reversal[4]	—	(21.0)

Adjusted income tax expense	$206.8	$229.8

Minority interest expense (after tax):
As reported	$0.4	$3.1

Adjustments:
Merrill Lynch minority interest expense removal[4]	—	(3.1)

Adjusted minority interest expense	$0.4	$—

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

Notes to Reconciliation of Non-GAAP Financial Measures:

(1)	Consists of unrealized losses of $131.2 million on financial transmission rights (“FTRs”), $5.2 million of unrealized losses on power hedges, and a $20.1 million unrealized gain associated with a hedging strategy pertaining to a natural gas transportation contract. These unrealized mark-to-market gains and losses were included in operating revenues on the Consolidated Statements of Income.

(2)	Represents the reversal of all accrued interest related to the Merrill Lynch dispute and the removal of the 4th quarter minority interest expense associated with Merrill Lynch ownership in AE Supply. These items were included in interest expense and minority interest on the Consolidated Statements of Operations.

(3)	Consists of unrealized losses of $41.2 million on financial transmission rights (“FTRs”), $19.7 million of unrealized gains on power hedges, and a $28.5 million unrealized gain associated with a hedging strategy pertaining to a natural gas transportation contract. These unrealized mark-to-market gains and losses were included in operating revenues on the Consolidated Statements of Income.

(4)	Represents the reversal of all accrued interest related to the Merrill Lynch dispute, net of interest expense recorded during the 1st and 2nd quarters of 2007 and the removal of the minority interest expense associated with Merrill Lynch ownership in AE Supply for the full year 2007. These items were included in interest expense and minority interest on the Consolidated Statements of Operations.

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
OPERATING STATISTICS
(unaudited)
Three Months Ended December 31,

	2008	2007	Change

DELIVERY AND SERVICES:
Retail electricity sales (million KWH)	11,169	11,361	-1.7%
Usage per customer (KWH):
Residential	3,222	3,176	1.4%
Commercial	15,125	15,333	-1.4%
Industrial	145,458	156,555	-7.1%
GENERATION AND MARKETING:
Total generation (million KWH):
Supercritical coal	10,247	8,757	17.0%
Other coal	845	1,366	-38.1%
Gas	44	98	-55.1%
Hydro and other	416	523	-20.5%
Total	11,552	10,744	7.5%
Net capacity factor:
Supercritical coal	76%	65%	11.0%
All coal	67%	61%	6.0%
Equivalent availability factor:
Supercritical coal	92%	77%	15.0%
All coal	89%	77%	12.0%
DEGREE DAYS:
Heating	2,032	1,747	16.3%
Cooling	5	64	-92.2%

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
OPERATING STATISTICS (cont.)
(unaudited)
Twelve Months Ended December 31,

	2008	2007	Change

DELIVERY AND SERVICES:
Retail electricity sales (million KWH)	44,192	44,901	-1.6%
Usage per customer (KWH):
Residential	12,507	12,765	-2.0%
Commercial	60,632	62,038	-2.3%
Industrial	587,718	605,109	-2.9%
GENERATION AND MARKETING:
Total generation (million KWH):
Supercritical coal	39,550	39,042	1.3%
Other coal	4,805	5,917	-18.8%
Gas	318	956	-66.7%
Hydro and other	1,928	2,320	-16.9%
Total	46,601	48,235	-3.4%
Net capacity factor:
Supercritical coal	75%	74%	1.0%
All coal	68%	69%	-1.0%
Equivalent availability factor:
Supercritical coal	88%	83%	5.0%
All coal	86%	82%	4.0%
DEGREE DAYS:
Heating	5,324	5,144	3.5%
Cooling	772	1,032	-25.2%